                                                                  EXHIBIT (e)(6)


                                     FORM OF
                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                           SECOND AMENDED AND RESTATED
                             UNDERWRITING AGREEMENT

                                     BETWEEN

                              PILGRIM EQUITY TRUST
                                       AND
                          ING PILGRIM SECURITIES, INC.

           (RENAMED ING EQUITY TRUST AND ING FUNDS DISTRIBUTOR, INC.,
                       RESPECTIVELY, AS OF MARCH 1, 2002)

                          EFFECTIVE AS OF MAY 24, 2002

                                       LAST CONTINUED/
               NAME OF FUND           APPROVED BY BOARD      REAPPROVAL DATE
--------------------------------------------------------------------------------
ING MidCap Opportunities Fund         June 13, 2000         September 1, 2002
ING Principal Protection Fund         May 9, 2001           September 1, 2002
ING Principal Protection Fund II      November 2, 2001      September 1, 2003
ING MidCap Value Fund                 November 2, 2001      September 1, 2003
ING SmallCap Value Fund               November 2, 2001      September 1, 2003
ING Principal Protection Fund III     February 26, 2002     September 1, 2003
ING Biotechnology Fund                February 26, 2002     September 1, 2003
ING Principal Protection Fund IV*     May 24, 2002          September 1, 2003

Pursuant to the Second Amended and Restated Underwriting Agreement dated September 1, 2000, as amended and restated May 9, 2001 and further amended and restated November 2, 2001, by and among Pilgrim Equity Trust and ING Pilgrim Securities, Inc. (renamed ING Equity Trust and ING Funds Distributor, Inc., respectively, as of March 1, 2002) (the "Agreement"), the undersigned hereby amend this Schedule A to the Agreement to add ING Principal Protection Fund IV, a newly established series of ING Equity Trust.


----------
* This Amended Schedule A to the Second Amended and Restated Underwriting Agreement will be effective with respect to the Fund upon the effective date of the initial Registration Statement with respect to the Fund.

IN WITNESS WHEREOF, the undersigned have caused this amendment to be executed as of May 24, 2002.


ING Equity Trust                           ING Funds Distributor, INC.


______________________________             _____________________________
Name:    Robert S. Naka                    Name:   Michael J. Roland
Title:   Senior Vice President             Title:  Executive Vice President


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